Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”) is dated as of February 23, 2009 (the “Effective Date”), and made by and among ASHTON WOODS USA L.L.C., a Nevada limited liability company (the “Issuer”), ASHTON WOODS FINANCE CO., a Delaware corporation (the “Co-Issuer” and, together with Issuer, the “Issuers”), the guarantors listed on the signature page hereto and HSBC Bank USA, N.A., as successor trustee (the “Trustee”), to the Indenture, dated as of September 21, 2005, among the Issuers, the guarantors party thereto (the “Original Guarantors”) and U.S. Bank National Association, as original trustee (the “Original Trustee”), as amended by the First Supplemental Indenture, dated as of December 9, 2005, among the Issuers, Ashton Woods Transportation, LLC (the “Additional Guarantor” and, together with Original Guarantors, the “Guarantors”), the Original Guarantors and the Original Trustee (as supplemented and amended, the “Indenture”).  Capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

WITNESSETH:

WHEREAS, the Issuers, the Guarantors and the Original Trustee have heretofore executed and delivered the Indenture providing for the issuance of 9.5% Senior Subordinated Notes due 2015 (the “Notes”) of the Issuers;

WHEREAS, the Issuer has entered into a Lock-Up and Support Agreement, dated as of December 1, 2008 (the “Lock-Up Agreement”), regarding a proposed restructuring of the indebtedness and equity of the Issuer with (i) certain beneficial owners (or investment managers, agents, affiliates, advisors or other authorized representatives for the beneficial owners) of the Notes, and (ii) the equity owners of the Issuer and their affiliates party thereto;

WHEREAS, pursuant to the Lock-Up Agreement, the Issuers have launched an exchange offer and consent solicitation, and the Issuers have offered to exchange any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated January 13, 2009 and Letter of Transmittal and Consent, each as may be amended, supplemented or modified (the “Exchange Offer and Consent Solicitation”);

WHEREAS, Section 8.02 of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend certain provisions of the Indenture, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided, however, that an amendment to Section 4.19 of the Indenture requires the consent of the Holders of not less than two-thirds in aggregate principal amount of the Notes then outstanding;

WHEREAS, the Exchange Offer and Consent Solicitation is conditioned upon, among other things, the proposed amendments to the Indenture set forth herein (the “Proposed Amendments”) having been approved by the requisite percentage of the aggregate principal amount of all outstanding Notes, with this Supplemental Indenture becoming effective immediately prior to the closing of the Exchange Offer and Consent Solicitation with respect to the Indenture upon the acceptance for exchange of Notes representing at least 95% of the total principal amount of the outstanding Notes pursuant to the Exchange Offer and Consent Solicitation, which condition may be waived in certain circumstances (the “Acceptance”);

WHEREAS, the Issuers have received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture;

WHEREAS, the Issuers and Guarantors have been authorized by a resolution of their Board of Directors or other applicable governing body to enter into this Supplemental Indenture and the Trustee has received an Officers’ Certificate and Opinion of Counsel pursuant to Section 8.06 of the Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and the organizational documents of the Issuers and Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuers, the Guarantors and the Trustee hereby agree as follows:

Article I.

Amendments to the Indenture

1.1    Amendment of Section 4.02.  Section 4.02 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.2    Amendment of Section 4.03.  Section 4.03 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.3    Amendment of Section 4.05.  Section 4.05 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.4    Amendment of Section 4.06.  Section 4.06 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.5    Amendment of Section 4.08.  Section 4.08 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.6    Amendment of Section 4.09.  Section 4.09 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.7    Amendment of Section 4.10.  Section 4.10 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.8    Amendment of Section 4.11.  Section 4.11 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.9    Amendment of Section 4.12.  Section 4.12 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.10      Amendment of Section 4.13.  Section 4.13 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.11      Amendment of Section 4.14.  Section 4.14 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.12      Amendment of Section 4.15.  Section 4.15 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.13      Amendment of Section 4.16.  Section 4.16 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.14      Amendment of Section 4.17.  Section 4.17 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.15      Amendment of Section 4.18.  Section 4.18 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.16      Amendment of Section 4.19.  Section 4.19 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.17      Amendment of Section 4.20.  Section 4.20 of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.18      Amendment of Article Five.  Article Five of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.19      Amendment of Section 6.01(3).  Section 6.01(3) of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.20      Amendment of Section 6.01(5).  Section 6.01(5) of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.21      Amendment of Section 6.01(6).  Section 6.01(6) of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.22      Amendment of Section 6.01(9).  Section 6.01(9) of the Indenture is hereby deleted in its entirety and is replaced with the following:  “[intentionally omitted]”.

1.23      Amendment of Defined Terms.  All terms defined in Sections 1.01 and 1.02 of the Indenture and contained in the Articles, Sections and Clauses of the Indenture deleted pursuant to Sections 1.1 through 1.22, inclusive, of this Supplemental Indenture, but not otherwise used elsewhere in the Indenture, are hereby deleted in their entirety.

1.24      Amendment of Section References.  All references in the Indenture to the Articles, Sections and Clauses of the Indenture deleted pursuant to this Article I of this Supplemental Indenture are hereby deleted in their entirety.

1.25      Amendment to Notes and Guarantee.  The Notes and Guarantee are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Article I of this Supplemental Indenture.

Article II.

Waiver

2.1    Waiver of Past Defaults and Events of Defaults.  As of the date hereof, all Defaults and/or Events of Default or other consequences due to the Issuers’ or Guarantors’ failure to comply with any of the terms or conditions of the Indenture, either on or before the Effective Date of this Supplemental Indenture, have been waived by Holders of a majority of the principal amount of the indebtedness outstanding to the extent permitted by Section 6.04 of the Indenture.

Article III.

Effectiveness

3.1    Effectiveness of this Supplemental Indenture.  This Supplemental Indenture is entered into pursuant to and consistent with Section 8.02 of the Indenture, and nothing herein shall constitute a waiver, amendment, modification or deletion of any provision of the Indenture requiring the consent of each Holder affected thereby pursuant to clauses (b)(1) through (10) of Section 8.02 of the Indenture other than with respect to Holders who provided consent to such waiver, amendment, modification or deletion.  Upon the execution of this Supplemental Indenture by the Issuers, the Guarantors and the Trustee, and the Acceptance, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby.

Article IV.

Miscellaneous

4.1    Continuing Effect of the Indenture.  Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

4.2    Reference and Effect on the Indenture.  On and after the Acceptance, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture, unless the context otherwise requires.

4.3    Trust Indenture Act Controls.  If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of this Second Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Second Supplemental Indenture is executed, the provision required by said Act shall control.

4.4    Governing Law.  This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

4.5    Separability.  In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.6    Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts and by telecopier, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

4.7    Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

[Remainder of the page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

ASHTON WOODS USA L.L.C.

By	/s/ Thomas Krobot
	Name:	Thomas Krobot
	Title:	Authorized Signatory

By	/s/ Jerry Patava
	Name:	Jerry Patava
	Title:	Authorized Signatory

ASHTON WOODS FINANCE CO.

By	/s/ Thomas Krobot
	Name:	Thomas Krobot
	Title:	Authorized Signatory

By	/s/ Jerry Patava
	Name:	Jerry Patava
	Title:	Authorized Signatory

ASHTON WOODS TRANSPORTATION, LLC

By: ASHTON WOODS USA L.L.C., sole member

By	/s/ Thomas Krobot
	Name:	Thomas Krobot
	Title:	Authorized Signatory

[Second Supplemental Indenture Signature Page]

ASHTON ATLANTA RESIDENTIAL, L.L.C.
CANYON REALTY L.L.C.
ASHTON DALLAS RESIDENTIAL L.L.C.
ASHTON HOUSTON RESIDENTIAL L.L.C.
ASHTON WOODS CORPORATE, LLC
ASHTON ORLANDO RESIDENTIAL L.L.C.
ASHTON BURDEN, LLC
ASHTON WOODS ARIZONA L.L.C.
ASHTON TAMPA RESIDENTIAL, LLC
ASHTON DENVER RESIDENTIAL, LLC
ASHTON WOODS LAKESIDE L.L.C.

By	/s/ Thomas Krobot
	Name:	Thomas Krobot
	Title:	Authorized Signatory

ASHTON WOODS CONSTRUCTION, LLC

By: ASHTON WOODS ARIZONA L.L.C., sole member

By	/s/ Thomas Krobot
	Name:	Thomas Krobot
	Title:	Authorized Signatory

ASHTON WOODS ORLANDO LIMITED PARTNERSHIP

By: ASHTON WOODS LAKESIDE L.L.C., general partner

By	/s/ Thomas Krobot
	Name:	Thomas Krobot
	Title:	Authorized Signatory

[Second Supplemental Indenture Signature Page]

ASHTON BROOKSTONE, INC.

By	/s/ Thomas Krobot
	Name:	Thomas Krobot
	Title:	Authorized Signatory

[Second Supplemental Indenture Signature Page]

HSBC BANK USA, N.A., as successor Trustee

By	/s/ Robert A. Conrad
	Name:	Robert A. Conrad
	Title:	Vice President

[Second Supplemental Indenture Signature Page]